Exhibit 5.1 and Exhibit 23.1

101 South Queen Street Martinsburg, WV 25401
125 Granville Square, Suite 400 Morgantown, WV 26501

600 Quarrier Street, Charleston, WV 25301 P.O. Box 1386, Charleston, WV 25325-1386 304.347.1100	501 Avery Street Parkersburg, WV 26101
1217 Chapline Street Wheeling, WV 26003

Southpointe Town Center 1800 Main Street, Suite 200 Canonsburg, PA 15317

T (304) 347-1100 F (304) 343-3058	480 West Jubal Early Drive, Suite 130 Winchester, VA 22601

www.bowlesrice.com

May 28, 2020

United Bankshares, Inc.

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

This opinion is rendered in connection with the Form S-8 Registration Statement (the “Registration Statement”) filed by United Bankshares, Inc. (the “Registrant”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 2,300,000 shares of common stock of Registrant, $2.50 par value (“Shares”) issuable in connection with Registrant’s 2020 Long-Term Incentive Plan (the “Plan”), all as set forth in the Registration Statement.

We have examined the originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the Plan and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized and reserved for issuance, and that the Shares, when issued under the terms of the Plan (assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan), and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bowles Rice LLP